                                                                Exhibit 6(a)(2)


                  AMENDED AND RESTATED DISTRIBUTION AGREEMENT

         AGREEMENT made this 27th day of June, 1994, as amended and restated on September 27, 1995, between Summit Investment Trust (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio, 43219, and BISYS Fund Services Limited Partnership (formerly The Winsbury Company Limited Partnership)
("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio, 43219.

         WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest of each of the investment portfolios of the Trust identified in Schedule A hereto as such Schedule may be amended from time to time (such portfolios being referred to individually as a "Fund" and collectively as the "Funds"); and

         WHEREAS, pursuant to the Agreement and Declaration of Trust dated March 8, 1994, each Fund may be divided into separate classes of units of beneficial interests (such unites being referred to as "Shares") identified on Schedule A hereto as such Schedule may be amended from time to time.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES AS DISTRIBUTOR.

         1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

         1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

         Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, the compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

         1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

         1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

         1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

         1.6 Whenever in their judgement such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

         1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

         1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

         1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipts by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respect absolutes and unconditional.

         1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all liabilities and expenses (including the cost of investigating or defending claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be state in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading. Provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Columbus, Ohio and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or lability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

              The indemnity provision will insure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

         1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any all liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by

Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

         1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

         1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

         (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

         (b) in the event of the issuance by the Commission of any stops order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

         (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         1.16 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         2. FEES.

         2.1 The Distributor shall receive from the Funds and classes identified on Schedule B hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in the Distribution and Shareholder Services Plans attached as Schedules C-1 and C-2 hereto, and as amended from time to time. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

         3. SALE AND PAYMENT

            One or more classes of Shares may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution and Service Plans referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or that Shares of one or more classes of a Fund are sold at such an offering price, such Shares shall hereinafter be referred to collectively as "Load Shares" and individually as a "Load Share." A Fund that contains Load Shares shall hereinafter be referred to collectively as "Load Funds" and individually as a "Load Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares of the Load Funds identified in Schedule D attached hereto.

         3.1 Distributor shall have the right, as principal, to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in
Section 4 hereof. Distributor shall also have the right, as principal, to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in
Section 4 below.

         3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

         4. PUBLIC OFFERING PRICE.

            The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the then current prospectus of the Load Fund.

         5. ISSUANCE OF SHARES.

            The Trust reserves the right to issue, transfer or sell Load Shares at net asset value, (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of the Load Fund; and (e) otherwise in accordance with any then current prospectus of the Load Fund.

         6. TERM, DURATION AND TERMINATION.

            This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on the date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue until May 31, 1995. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (b) by the Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty-days prior written notice, by the Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

         7. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

            The names "Summit Investment Trust" and "Trustees of Summit Investment Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting form time to time under an Agreement and Declaration of Trust dated as of March 8, 1994, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Summit Investment Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

SUMMIT INVESTMENT TRUST                        BISYS FUND SERVICES
                                               LIMITED PARTNERSHIP
                                               By: BISYS Fund Services, Inc.,
                                                      General Partner

By:  /s/ R. Christopher Meng                   By:  /s/ Stephen G. Mintos
   -------------------------                      ----------------------------
     R. Christopher Meng                            Stephen G. Mintos

Title: PRESIDENT                               Title: EXECUTIVE VICE PRESIDENT
      ----------------------                         -------------------------
Date:                                          Date:
      ----------------------                         -------------------------

                                        Dated: As of June 27, 1994, as amended
                                            and restated on September 27, 1995


                                   Schedule A
                                     to the
                  Amended and Restated Distribution Agreement
                      between Summit Investment Trust and
                    BISYS Fund Services Limited Partnership

       NAME OF FUND                                    NAME OF CLASSES
----------------------------                   ---------------------------------
Summit High Yield Fund                         Summit High Yield Shares Class
                                               Summit High Yield Institutional
                                                     Service Shares Class

                                               SUMMIT INVESTMENT TRUST

                                               By: /s/ R. CHRISTOPHER MENG
                                                  ----------------------------
                                               Name: R. CHRISTOPHER MENG
                                                    --------------------------
                                               Title: PRESIDENT
                                                     -------------------------


                                               BISYS FUND SERVICES
                                               LIMITED PARTNERSHIP

                                               By: BISYS Fund Services, Inc.
                                                      General Partner,

                                               By: /s/ STEPHEN G. MINTOS
                                                  ----------------------------
                                               Name: STEPHEN G. MINTOS
                                                    --------------------------
                                               Title: EXECUTIVE VICE PRESIDENT
                                                     -------------------------

                                        Dated: As of June 27, 1994, as amended
                                            and restated on September 27, 1995


                                   Schedule B
                                     to the
                  Amended and Restated Distribution Agreement
                      between Summit Investment Trust and
                    BISYS Fund Services Limited Partnership


          NAME OF FUND
------------------------------------
Summit High Yield Fund
    Summit High Yield Shares Class
    Summit High Yield Institutional
       Service Shares Class

                                                 SUMMIT INVESTMENT TRUST

                                                 By: /s/ R. CHRISTOPHER MENG
                                                    ----------------------------
                                                 Name: R. CHRISTOPHER MENG
                                                      --------------------------
                                                 Title: PRESIDENT
                                                       -------------------------


                                                 BISYS FUND SERVICES
                                                 LIMITED PARTNERSHIP

                                                 By: BISYS Fund Services, Inc.
                                                        General Partner,

                                                 By: /s/ STEPHEN G. MINTOS
                                                    ----------------------------
                                                 Name: STEPHEN G. MINTOS
                                                      --------------------------
                                                 Title: EXECUTIVE VICE PRESIDENT
                                                       -------------------------

                                         Dated: As of June 27, 1994, as amended
                                             and restated on September 27, 1995

                                  Schedule C-1
           to the Amended and Restate Distribution Agreement between
      Summit Investment Trust and BISYS Fund Services Limited Partnership

                   DISTRIBUTION AND SHAREHOLDER SERVICE PLAN

This Plan (the "Plan") constitutes the distribution and shareholder service plan of Summit Investment Trust, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates to those investment portfolios ("Funds") identified on Schedule B of the Trust's Distribution Agreement, as amended from time to time (the "Distribution Plan Funds"), and to the Summit High Yield Shares Class.

SECTION 1. Subject to the limitations on the payment of asset-based sales charges set forth in Article III, section 26 of the National Association of Securities Dealers' Rules of Fair Practice, each Distribution Plan Fund shall pay to BISYS Fund Services Limited Partnership, the distributor (the "Distributor") of the Trust's units of beneficial interest, a fee (the "Distribution Fee") in an amount not to exceed on an annual basis .25% of the average daily net asset value of the shares of the summit High Yield Shares Class (the "Class") for: (a) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organization") for distribution assistance and/or shareholder service on behalf of the Class pursuant to an agreement between the Distributor and the Participating Organization; or (b) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance and/or shareholder service including, but not limited to, the reimbursement of expenses relating to printing and distributing prospectuses to persons other than shareholders of a Distribution Plan Fund, printing and distributing advertising and sales literature and reports to shareholders used in connection with the sale of Shares, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries. For purposes of the Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.

SECTION 2. The Distribution Fee shall be paid by the Distribution Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

SECTION 3. The Plan shall not take effect with respect to a Distribution Plan Fund or the Class until it has been approved by a vote of at least a majority of the outstanding voting securities of such Fund or Class.

SECTION 4. The Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act of the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on the Plan or such agreements.

SECTION 5. The Plan shall continue in effect for a period of more than one year after the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 4.

SECTION 6. Any person authorized to direct the disposition of money paid or payable by the Distribution Plan Funds pursuant to the Plan, or any related agreement, shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes of which such expenditures were made.

SECTION 7. The Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the Class's outstanding voting securities.

SECTION 8. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

         (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Class, on not more than 60 days' written notice to any other party to the agreement; and

         (b) That such agreement shall terminate automatically in the event of its assignment.

SECTION 9. The Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to the Plan shall be approved in the manner provided for approval of the Plan in
Section 4.

SECTION 10. As used in the Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it, and (b) the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                                 Dated: As of September 27, 1995

                                  Schedule C-2
                   Amended and Restate Distribution Agreement
                      between Summit Investment Trust and
                    BISYS Fund Services Limited Partnership

                   DISTRIBUTION AND SHAREHOLDER SERVICE PLAN

This Plan (the "Plan") constitutes the distribution and shareholder service plan of Summit Investment Trust, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates to those investment portfolios ("Funds") identified on Schedule B of the Trust's Distribution Agreement, as amended from time to time (the "Distribution Plan Funds"), and to the Summit High Yield Institutional Service Shares Class.

SECTION 1. Subject to the limitations on the payment of asset-based sales charges set forth in Article III, section 26 of the National Association of Securities Dealers' Rules of Fair Practice, each Distribution Plan Fund shall pay to BISYS Fund Services Limited Partnership, the distributor (the "Distributor") of the Trust's units of beneficial interest, a fee (the "Distribution Fee") in an amount not to exceed on an annual basis .25% of the average daily net asset value of the shares of the summit High Yield Shares Class (the "Class") for: (a) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organization") for distribution assistance and/or shareholder service on behalf of the Class pursuant to an agreement between the Distributor and the Participating Organization; or (b) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance and/or shareholder service including, but not limited to, the reimbursement of expenses relating to printing and distributing prospectuses to persons other than shareholders of a Distribution Plan Fund, printing and distributing advertising and sales literature and reports to shareholders used in connection with the sale of Shares, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries. For purposes of the Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.

SECTION 2. The Distribution Fee shall be paid by the Distribution Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

SECTION 3. The Plan shall not take effect with respect to a Distribution Plan Fund or the Class until it has been approved by a vote of at least a majority of the outstanding voting securities of such Fund or Class.

SECTION 4. The Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act of the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on the Plan or such agreements.

SECTION 5. The Plan shall continue in effect for a period of more than one year after the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 4.

SECTION 6. Any person authorized to direct the disposition of money paid or payable by the Distribution Plan Funds pursuant to the Plan, or any related agreement, shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes of which such expenditures were made.

SECTION 7. The Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the Class's outstanding voting securities.

SECTION 8. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

         (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Class, on not more than 60 days' written notice to any other party to the agreement; and

         (b) That such agreement shall terminate automatically in the event of its assignment.

SECTION 9. The Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to the Plan shall be approved in the manner provided for approval of the Plan in
Section 4.

SECTION 10. As used in the Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it, and (b) the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.